UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
_______________
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 9, 2022
SPECTRUM PHARMACEUTICALS INC
(Exact name of registrant as specified in its charter)

Delaware	001-35006	93-0979187
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11500 South Eastern Avenue	Suite 220	Henderson	Nevada	89052
(Address of principal executive offices)				(Zip Code)
Registrant’s telephone number, including area code: (702) 835-6300
Not Applicable
(Former name or former address if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	SPPI	The NASDAQ Global Select Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 9, 2022, the Board of Directors (the “Board”) of Spectrum Pharmaceuticals, Inc. (the “Company”) appointed Ms. Juhyun Lim to serve as a member of the Board. Ms. Lim has over 20 years of experience in the life sciences industry and has served as President, Global Strategy and Planning at Hanmi Science Co., Ltd. (“Hanmi Science”) and Hanmi Pharmaceutical Co., Ltd. (“Hanmi Pharmaceutical”), since September 2020 and January 2021, respectively, where she leads the execution of corporate strategy and investment. In conjunction with her role as President, Global Strategy and Planning of Hanmi Science, she also serves as a member of the Hanmi Science board of directors. Ms. Lim has also served as Director, Healthcare Investment at Hanmi Ventures since July 2017. In her 18-year tenure at Hanmi Pharmaceutical, Ms. Lim has held various leadership roles, including SVP, Human Resource Development, from January 2018 to January 2021, and VP, Human Resource Development, from January 2013 to January 2018.

On January 3, 2022, the Company entered into a privately-negotiated securities purchase agreement (the “Securities Purchase Agreement”) with Hanmi Pharmaceutical, pursuant to which Hanmi Pharmaceutical purchased an aggregate of 12,500,000 shares of Common Stock, par value $.001 per share, of the Company (“Common Stock”) at a price equal to $1.60 per share, for an aggregate purchase price of $20 million. Pursuant to the Securities Purchase Agreement, for so long as Hanmi Pharmaceutical shall beneficially own at least five percent (5%) of the total issued and outstanding shares of Common Stock, the Company shall take any and all actions reasonably necessary to nominate and appoint a designee of Hanmi Pharmaceutical (the “Designee”) to serve as a member of the Board. Ms. Lim’s appointment to the Board is as Designee pursuant to the Securities Purchase Agreement. In addition, Hanmi Pharmaceutical is counterparty to the Company’s license agreements for both ROLONTIS® (eflapegrastim) and poziotinib. Hanmi Pharmaceutical and the Company are also parties to a supply agreement, pursuant to which the Company paid to Hanmi Pharmaceutical an aggregate of approximately $2.5 million during the year ended December 31, 2021. As indicated above, Ms. Lim currently serves as President, Global Strategy and Planning, at Hanmi Pharmaceutical.

Except as described above, there are no arrangements or understandings between Ms. Lim and any other persons pursuant to which she was elected to serve on the Board, and there are no transactions in which Ms. Lim has an interest requiring disclosure under Item 404(a) of Regulation S-K.

In connection with the appointment of Ms. Lim to the Board, she also is expected to enter into the Company’s standard form of indemnification agreement providing for indemnification and advancement of expenses to the fullest extent permitted by the General Corporation Law of the State of Delaware.

Ms. Lim shall receive fees, compensation and equity awards in accordance with the terms of the Company’s compensation policy for directors, which was disclosed in the Company’s definitive proxy statement on Schedule 14A filed with the Securities and Exchange Commission on April 21, 2021, the terms of which are incorporated by reference herein.

The Company issued a press release regarding the appointment of Ms. Lim as a director of the Company which is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.
(d) Exhibits.

99.1 Press Release, dated March 10, 2022.
104 The cover page from this Current Report on Form 8-K, formatted in Inline XBRL.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SPECTRUM PHARMACEUTICALS, INC.

Date:	March 10, 2022	By:	/s/ Keith M. McGahan
Keith M. McGahan Executive Vice President, Chief Legal Officer and Secretary